STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 24, 1997, between INTERMEDIA COMMUNICATIONS INC., a Delaware corporation ("Buyer"), RHI HOLDINGS, INC., a Delaware corporation (the "Seller") and Shared Technologies Fairchild Inc., a Delaware corporation (the "Company").

                                R E C I T A L S :


     Seller desires to sell to Buyer and Buyer desires to purchase from Seller, all right, title and interest in and to 250,000 shares of Series I 6% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock") issued by the Company and owned by Seller, all upon the terms and subject to conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:


     1. PURCHASE AND SALE

     1.1. Purchase ans Sale. In consideration of the payment by Buyer of the Convertible Purchase Price (as defined in Section 1.2(a) below), Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer hereby agrees to purchase, acquire and take assignment and delivery of, all the right, title and interest of Seller on the day designated by Seller (the "Closing Date") in and to the Preferred Stock.

     1.2. Purchase Price. The aggregate purchase price for the Convertible Preferred Stock (the "Convertible Purchase Price") shall be $62,827,425 plus any accrued dividends from November 24, 1997 to the Closing Date. The Convertible Purchase Price is payable on the Closing Date in cash, by certified or bank check or by wire transfer of immediately available funds to such accounts as the Seller may designate in writing.

     1.3. Delivery of the Preferred Stock. On the Closing Date, Seller shall deliver to Buyer certificate(s) representing the Preferred Stock duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly endorsed in blank, and bearing or accompanied by all requisite stock transfer stamps.

     2. REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller hereby represents and warrants to Buyer and the Company as follows:

     2.1. Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

     2.2. Authority. Seller has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. Seller has obtained all necessary corporate approvals for the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by the other parties hereto) constitutes Seller's legal, valid and binding obligation, enforceable against it in accordance with its terms.

     2.3. Authorized Capital. Seller owns the Preferred Stock beneficially and of record, free and clear of all liens, pledges, security interests, claims, voting restrictions and agreements, proxies or other encumbrances ("Liens"), except as may be otherwise provided for (i)in that certain Shareholder's Agreement, dated March 13, 1996, among Seller, the Company and Anthony D. Autorino and that certain Pledge Agreement dated as of March 13, 1996 by RHI in favor of Gadsby & Hannah as pledge agent (the "Pledge Agreement") and (ii) that certain Amended and Restated Pledge Agreement dated as of July 18, 1997 between RHI and Citicorp USA Inc. (the "Citicorp Pledge Agreement"). Upon consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to the Convertible Preferred Stock free and clear of any Liens.

     2.4. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person or entity acting on behalf of Seller in such manner as to give rise to any valid claim against Buyer for any brokerage or finder's fee, commission or similar compensation.

     2.5. No Misstatements or Omissions. No representation or warranty made in this Agreement by Seller is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein not misleading in any material respect.

     3. REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer hereby represents and warrants to Seller and the Company as follows:



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     3.1. Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     3.2. Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. Buyer has obtained all necessary corporate approvals for the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the other parties hereto) constitutes Buyer's legal, valid and binding obligation, enforceable against it in accordance with its terms.

     3.3. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person or entity acting on behalf of Buyer in such manner as to give rise to any valid claim against Seller for any brokerage or finder's fee, commission or similar compensation, other than Bear, Stearns & Co. Inc., whose fees shall be paid by Buyer.

     3.4. No Misstatements or Omissions. No representation or warranty made in this Agreement by Buyer is false or misleading as to any material fact stated therein, or omits to state a material fact required to make any of the statements made therein not misleading in any material respect.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to Seller and Buyer as follows:

     4.1. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     4.2. Authority. The Company has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The Company has obtained all necessary corporate approvals for the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the Company's legal, valid and binding obligation, enforceable against it in accordance with its terms.

     4.3. No Misstatements or Omissions. No representation or warranty made in this Agreement by the Company is false or misleading as to any material fact stated therein, or omits to state a material fact required to make any of the statements made therein not misleading in any material respect.


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     5. INDEMNIFICATION

     5.1. Indemnification by Seller. Seller agrees to defend, indemnify and hold harmless Buyer, any subsidiary or affiliate thereof and its officers, directors, shareholders and controlling persons, employees, agents, successors and assigns from and against any and all liabilities, losses, damages, claims, costs, expenses, judgments, interest and penalties (including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements) (collectively, "Losses") incurred as a result of, arising out of or resulting from (i) the breach of any representation or warranty made by Seller and contained in this Agreement or (ii) the breach of any covenant or agreement made by Seller and contained in this Agreement.

     5.2. Indemnification by Buyer. Buyer agrees to defend, indemnify and hold harmless Seller, any subsidiary or affiliate thereof and its officers, directors, shareholders and controlling persons, employees, agents, successors and assigns from and against any and all Losses incurred as a result of, arising out of or resulting from (i) the breach of any representation or warranty made by Buyer and contained in this Agreement or (ii) the breach of any covenant or agreement made by Buyer and contained in this Agreement.

     5.3. Survival of Representations and Warranties. The representations, warranties, covenants and agreements made by Buyer and Seller shall survive the signing and consummation of this Agreement. All representations, covenants and warranties made by Seller in this Agreement will be deemed to have been relied upon by Buyer (notwithstanding any investigation by Buyer). All representations, covenants and warranties made by Buyer in this Agreement will be deemed to have been relied upon by Seller (notwithstanding any investigation by Seller).

     5.4. Notice of Claims. An indemnified party shall give prompt written notice to the indemnifying party of any claim against the indemnified party which might give rise to a claim by the indemnified party against the indemnifying party under the indemnification provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof, provided, however, that failure to give such notice will not effect the obligation of the indemnifying party to provide indemnification in accordance with the terms of Section 5.1 or 5.2 unless, and only to the extent that, the indemnifying party is actually prejudiced thereby. In the event that any action, suit or proceeding is brought against any indemnified party with respect to which the indemnifying party may have liability under the indemnification provisions contained herein, the indemnifying



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party shall, upon written acknowledgement by the indemnifying party that such action, suit or proceeding is an indemnifiable Loss pursuant to Section 5.1 or 5.2, have the right, at the cost and expense of the indemnifying party, to defend such action in the name and on behalf of the indemnified party (using counsel satisfactory to the indemnified party), and, in connection with any such action, the indemnified party and the indemnifying party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action, provided, however, that an indemnified party shall have the right to retain its own counsel, with fees and expenses paid by the indemnifying party, if representation of such indemnified party by counsel retained by the indemnifying party would be inappropriate because of actual or potential differing interests between such indemnified party and the indemnifying party. If the indemnifying party shall fail to defend such action, suit or proceeding, then the indemnified party shall have the right to defend such action without prejudice to its rights to indemnification under Section 5.1 or 5.2 and, in connection therewith, the indemnified party and the indemnifying party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action. Neither the indemnified party nor the indemnifying party shall make any settlement of any claim which might give rise to liability of the indemnifying party under the indemnification provisions contained herein without the written consent of each party, which consent shall not be unreasonably withheld, delayed or conditioned.

     6. OTHER AGREEMENTS

     6.1. Termination of Pledge. Each of Buyer and the Company hereby consents to the termination of the Pledge Agreement and the release of the proceeds from the sale of the Preferred Stock to Seller pursuant hereto, subject to any claims of Citicorp USA Inc. pursuant to the Citicorp Pledge Agreement.

     7. GENERAL

     7.1. Expenses. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements, shall be borne by the party incurring such expense.

     7.2. Entire Agreement. This Agreement contains the entire understanding of the parties and supersede all prior agreements and understandings relating to the subject matter hereof and this Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto.



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     7.3. Assignment. None of the parties hereto may assign its rights or delegate its obligations under this Agreement without the written consent of the other parties hereto. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors, personal representatives and successors.

     7.4. Further Action. Each of the parties hereto shall use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable law to carry out the provisions of this Agreement and shall execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement.

     7.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by fax or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Buyer, a copy to:

                           Intermedia Communications Inc.
                           3625 Queen Palm Drive
                           Tampa, Florida 33619
                           Attention: Chief Financial Officer
                           Telecopy: (813) 829-2470

                  with a copy to:

                           Kronish, Lieb, Weiner & Hellman LLP
                           1114 Avenue of the Americas
                           New York, NY 10036
                           Attention:  Ralph J. Sutcliffe, Esq.
                           Telecopy: (212) 479-6275

                  if to Seller, a copy to:

                           RHI Holdings, Inc.
                           c/o The Fairchild Corporation
                           300 West Service Road
                           P.O. Box 10803
                           Chantilly, VA  22021
                           Telecopy No.:  (703) 478-5775
                           Attention:  Donald E. Miller, Esq.

                  if to the Company, a copy to:

                           Shared Technologies, Inc.
                           100 Great Meadow Road, Suite 104


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                           Wethersfield, CT  06109
                           Telecopy No.: (860) 258-2455
                           Attention: Kenneth M. Dorros, Esq.

                  with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY  10005
                           Telecopy No.: (212) 269-5420
                           Attention: James J. Clark, Esq.

     7.6. Specific Performance. The parties agree that due to the unique subject matter of this transaction, monetary damages will be insufficient to compensate the non-breaching party in the event of a breach of any part of this Agreement. Accordingly, the parties agree that the non-breaching party shall be entitled (without prejudice to any other right or remedy to which it may be entitled) to an appropriate decree of specific performance, or an injunction restraining any violation of this Agreement or other equitable remedies to enforce this Agreement (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching party waives in any action or proceeding brought to enforce this Agreement the defense that there exists an adequate remedy at law.

     7.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     7.8. Headings. The headings of Sections and Subsections are for reference only and shall not limit or control the meaning thereof.

     7.9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.10. GOVERNING LAW. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS (AND NOT



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THE PRINCIPLES OF CONFLICT OF LAWS) OF THE STATE OF DELAWARE.

     7.11. VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR OF THE UNITED STATES OF AMERICA RESIDING IN THE STATE OF DELAWARE AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS OR THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR (PROVIDED THAT PROCESS SHALL BE SERVED IN ANY MANNER REFERRED TO IN THE FOLLOWING SENTENCE) THAT SERVICE OF PROCESS UPON SUCH PARTY IS INEFFECTIVE. EACH PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE MADE UPON IT IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF DELAWARE OR THE FEDERAL LAWS OF THE UNITED STATES. SERVICE OF PROCESS IN ANY MANNER REFERRED TO IN THE PRECEDING SENTENCE SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

                            [SIGNATURE PAGE FOLLOWS]



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     7.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL
BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

     IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.


                                    INTERMEDIA COMMUNICATIONS INC.


                                    By:     _____________________________
                                            Name:
                                            Title:


                                    RHI HOLDINGS, INC.


                                    By:     _____________________________
                                            Name:
                                            Title:



                                    SHARED TECHNOLOGIES FAIRCHILD INC.


                                    By:     _____________________________
                                            Name:
                                            Title:


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     By signing below each of Shared Technologies Fairchild Inc. (formerly known as Shared Technologies, Inc.), RHI Holdings, Inc. and Anthony D. Autorino hereby consent to the transactions contemplated by this Agreement and hereby amend the terms of that certain Shareholder's Agreement, dated March 13, 1996, to the extent necessary to permit the transactions contemplated by the terms of this Agreement.


                                    SHARED TECHNOLOGIES FAIRCHILD INC.


                                    By:     _____________________________
                                            Name:
                                            Title:



                                    RHI HOLDINGS, INC.


                                    By:     _____________________________
                                            Name:
                                            Title:




                                    ---------------------------------
                                    ANTHONY D. AUTORINO



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